EXHIBIT 99.1
NATIONAL PENN BANCSHARES, INC.
REPORTS VOTING RESULTS AT
2014 ANNUAL MEETING OF SHAREHOLDERS

National Penn Bancshares, Inc. (Nasdaq: NPBC) held its annual meeting of shareholders on April 22, 2014, to elect four directors; to approve the Long-Term Incentive Compensation Plan; to act upon ratification of the Audit Committee’s selection of KPMG LLP as independent auditors of National Penn for 2014; and to act upon an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers.

The number of common shares outstanding and entitled to vote at the meeting was 139,139,747. Present at the meeting, in person or by proxy, were the holders of 126,248,788 common shares, or approximately 90.7 percent of the total shares outstanding, which constituted a quorum.

The final voting results are as follows:

Election of Directors

The following persons were each elected as Class III directors for three-year terms until the 2017 annual meeting of shareholders, receiving the number of votes indicated:

	For	Withheld	Abstentions	Broker Non-Votes
Thomas A. Beaver	111,922,496	2,598,500	0	11,727,792
Jeffrey P. Feather	111,492,545	3,028,451	0	11,727,792
Patricia L. Langiotti	110,906,391	3,614,605	0	11,727,792
Natalye Paquin	111,395,815	3,125,181	0	11,727,792

Approval of Long-Term Incentive Compensation Plan

Shareholders approved the Long-Term Incentive Compensation Plan by the following vote:

For	Against	Abstentions	Broker Non-Votes
109,159,173	4,217,276	1,144,547	11,727,792
Ratification of Auditors

Shareholders ratified the selection of KPMG LLP as National Penn’s independent auditors for 2014 by the following vote:

For	Against	Abstentions	Broker Non-Votes
124,894,349	706,311	648,128	0

Advisory (non-binding) Approval of National Penn’s Executive Officer Compensation

Shareholders approved (as a non-binding, advisory vote) the compensation of National Penn’s executive officers by the following vote:

For	Against	Abstentions	Broker Non-Votes
98,662,149	13,987,162	1,871,685	11,727,792

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